UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

iCoreConnect Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

iCoreConnect Inc.

529 Crown Point Road, Suite 250

Ocoee, FL 34761

(888) 810-7706

September 5, 2024

Dear Fellow Stockholder:

On behalf of the Board of Directors (the “Board”) and management of iCoreConnect, Inc. (the “Company”), you are cordially invited to attend the Special Meeting of Stockholders of the Company to be held online at https:// www.virtualshareholdermeeting.com/ICCT2024SM on September 16, 2024 at 9:00 a.m. Eastern Time (the “Special Meeting”).

The attached Notice of the Special Meeting (the “Notice”) and proxy statement (“Proxy Statement”) describe in greater detail all of the formal business that will be transacted at the Special Meeting. Directors and officers of the Company will be available at the Special Meeting to respond to any questions that you may have regarding the business to be transacted.

The Company’s Board has determined that each of the proposals that will be presented to the stockholders for their consideration at the Special Meeting are in the best interests of the Company and its stockholders, and unanimously recommends and urges you to vote “FOR” the proposals set forth in this Proxy Statement. If any other business is properly presented at the Special Meeting, the proxies will be voted in accordance with the recommendations of the Company’s Board.

We encourage you to attend the Special Meeting in person, but if you are unable to attend, it is important that you vote in advance via the Internet, by telephone, or sign, date and return the enclosed proxy card in the enclosed postage-paid envelope. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the transaction of business at the Special Meeting.

On behalf of the Board and all of the employees of the Company, we thank you for your continued support.

Very truly yours,

ICORECONNECT INC.

By:	/s/ Robert P. McDermott
Robert P. McDermott
Chairman of the Board and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting to be Held on September 16, 2024:

Electronic Copies of the Proxy Statement are available at

https:// www.virtualshareholdermeeting.com/ICCT2024SM

iCoreConnect Inc.

529 Crown Point Road, Suite 250

Ocoee, FL 34761

(888) 810-7706

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 16, 2024

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of iCoreConnect Inc. (the “Company”) will be held online at https://www.virtualshareholdermeeting.com/ICCT2024SM, on September 16, 2024 at 9:00 a.m., Eastern Time, for the following purposes:

1. Proposal 1. For purposes of complying with Nasdaq Listing Rule 5635(d), to approve the issuance of up to 11,203,700 shares of Company common stock upon the exercise of certain warrants issued on July 31, 2024 in a private placement (“Proposal 1”).

2. Proposal 2. For purposes of complying with Nasdaq Listing Rule 5635(d), to approve the issuance of all of the shares of Company common stock upon conversion of an amended convertible note, amended as of August 13, 2024 (“Proposal 2”).

3. Proposal 3. For purposes of complying with Nasdaq Listing Rule 5635(d), to approve the issuance of all of the shares of Company common stock issuable pursuant to the Strata Purchase Agreement dated August 16, 2024 with Clearthink Capital Partners, LLC (“Proposal 3”).

4. Proposal 4. For purposes of complying with Nasdaq Listing Rule 5635(d), to approve the issuance of all of the shares of Company common stock upon conversion of convertible notes dated August 1, 2024 issued in connection with the exchange and/or extension of certain outstanding indebtedness of the Company (“Proposal 4”).

5. Proposal 5. To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the above proposals. (the “Adjournment Proposal”).

Please refer to the proxy statement for the Special Meeting (the “Proxy Statement”) for detailed information on the above proposals and Adjournment Proposal.

The Board of Directors (the “Board”) is not aware of any other business that will be presented for consideration at the Special Meeting. If any other matters should be properly presented at the Special Meeting or any adjournments or postponements of the Special Meeting for action by stockholders, the persons named in the form of proxy will vote the proxy in accordance with their best judgment on that matter.

The Board recommends that you vote “FOR” each of the above proposals.

Only stockholders of record as of the close of business on July 18, 2024 are entitled to receive notice of, to attend and to vote at the Special Meeting. If you are a beneficial owner as of that date, you will receive communications from your broker, bank or other nominee about the Special Meeting and how to direct the vote of your shares, and you are welcome to attend the Special Meeting online, all as described in more detail in the attached Proxy Statement. The Special Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on September 16, 2024. The Proxy Statement and form of Proxy are available on the Internet at https:// www.virtualshareholdermeeting.com/ICCT2024SM and on our corporate website at www.icoreconnect.com under “Investors—SEC Filings.”

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

/s/ Robert P. McDermott
Robert P. McDermott
Ocoee, Florida	Chairman of the Board and Chief Executive Officer
September 5, 2024

iCoreConnect Inc.

529 Crown Point Road, Suite 250

Ocoee, FL 34761

(888) 810-7706

PROXY STATEMENT

GENERAL INFORMATION

For the Special Meeting of Stockholders

To Be Held on September 16, 2024

Our Board of Directors is soliciting proxies to be voted at the Special Meeting of Stockholders (the “Special Meeting”) to be held online at https://www.virtualshareholdermeeting.com/ICCT2024SM, on September 16, 2024 at 9:00 a.m., Eastern Time, for the purposes set forth in the attached Notice of Special Meeting of Stockholders (the “Notice”) and in this Proxy Statement. This Proxy Statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Company on or about September 5, 2024.

As used in this Proxy Statement, the terms “Company,” “we,” “us,” “our” and “iCoreConnect” refer to iCoreConnect, Inc., and the terms “Board of Directors” and “Board” refers to the Board of Directors of the Company.

Questions and Answers about these Proxy Materials and the Special Meeting

What information is contained in this Proxy Statement?

This information relates to the proposals to be voted on at the Special Meeting, the voting process, and certain other required information.

Can I access the Company’s proxy materials electronically?

Yes. The Proxy Statement and form of Proxy are available at https:// www.virtualshareholdermeeting.com/ICCT2024SM. To view this material, you must have available the control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

What does it mean if I receive more than one set of proxy materials?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for each account for which you have received a set of proxy materials.

Who is soliciting my vote pursuant to this Proxy Statement?

Our Board is soliciting your vote at the Special Meeting. Our directors and employees may solicit proxies in person, by telephone, fax, electronic transmission or other means of communication. We will not pay these directors and employees any additional compensation for these services. We will ask banks, brokerage firms, and other institutions, nominees, and fiduciaries to forward these proxy materials to their principal, and to obtain authority to execute proxies, and will reimburse them for their expenses.

Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting.

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 How many shares are eligible to be voted?

As of the Record Date, we had 10,404,336 shares of common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the matters to be voted on at the Special Meeting.

What am I voting on?

You are voting on the following matters:

1. Proposal 1. For purposes of complying with Nasdaq Listing Rule 5635(d), to approve the issuance of up to 11,203,700 shares of Company common stock upon the exercise of certain warrants issued on July 31, 2024 in a private placement (“Proposal 1”).

2. Proposal 2. For purposes of complying with Nasdaq Listing Rule 5635(d), to approve the issuance of all of the shares of Company common stock upon conversion of an amended convertible note, amended as of August 13, 2024 (“Proposal 2”).

3. Proposal 3. For purposes of complying with Nasdaq Listing Rule 5635(d), to approve the issuance of all of the shares of Company common stock issuable pursuant to the Strata Purchase Agreement dated August 16, 2024 with Clearthink Capital Partners, LLC (“Proposal 3”).

4. Proposal 4. For purposes of complying with Nasdaq Listing Rule 5635(d), to approve the issuance of all of the shares of Company common stock upon conversion of convertible notes dated August 1, 2024 issued in connection with the exchange and/or extension of certain outstanding indebtedness of the Company (“Proposal 4”).

5. Proposal 5. To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the above proposals. (the “Adjournment Proposal”).

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares as follows:

•	“FOR” Proposal 1;

•	“FOR” Proposal 2;

•	“FOR” Proposal 3;

•	“FOR” Proposal 4; and

•	“FOR” the Adjournment Proposal.

None of our directors have informed us in writing that he or she intends to oppose any action intended to be taken by us at the Special Meeting.

How many votes are required to hold the Special Meeting and what are the voting procedures?

Quorum Requirement: As of the Record Date, 10,404,336 shares of the Company’s common stock were issued and outstanding. The holders of a majority in voting power of the outstanding shares of common stock entitled to vote at the Special Meeting, present in person or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Special Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

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Required Votes: Each outstanding share of our common stock is entitled to one vote on each proposal at the Special Meeting. If there is a quorum at the Special Meeting, the matters to be voted upon by the stockholders require the following votes for such matter to be approved:

•

Approval of the Proposal 1: The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve Proposal 1. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal.

•

Approval of the Proposal 2: The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve Proposal 2. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal.

•

Approval of the Proposal 3: The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve Proposal 3. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal.

•

Approval of the Proposal 4: The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve Proposal 4. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal.

•

Approval of the Adjournment Proposal: The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve the Adjournment Proposal. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal.

If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters.

How can I vote my shares in person and participate at the Special Meeting?

The Special Meeting will be held entirely online. Stockholders may participate in the Special Meeting by visiting the following website: https:// www.virtualshareholdermeeting.com/ICCT2024SM. To participate in the Meeting, you will need the control number included on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Special Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Special Meeting in accordance with the instructions from your broker, bank or other nominee. However, even if you plan to attend the Special Meeting online, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Special Meeting.

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How can I vote my shares without attending the Special Meeting?

If you are the stockholder of record, you may vote by one of the following four methods:

•	Via the Internet;

•	By telephone; or

•	By mail.

If you elect to vote by mail and you requested and received a printed set of proxy materials, you may mark, sign, date and mail the proxy card you received from us in the return envelope. If you did not receive a printed proxy card and wish to vote by mail, you may do so by requesting a paper copy of the proxy materials (as described below), which will include a proxy card.

Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board.

If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive the proxy materials. If you own your shares in this manner, you cannot vote in person at the Special Meeting unless you receive a proxy to do so from the broker or the nominee.

How may I cast my vote over the Internet or by Telephone?

Voting over the Internet: If you are a stockholder of record, you may use the Internet to transmit your vote up until 11:59 P.M., Eastern Time, September 15, 2024 (the day before the Special Meeting). Visit https://www.virtualshareholdermeeting.com/ICCT2024SM and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Voting by Telephone: If you are a stockholder of record, you may call 1-800-690-6903, toll-free in the United States, U.S. territories and Canada, and use any touch-tone telephone to transmit your vote up until 11:59 P.M., Eastern Time, September 15, 2024 (the day before the Special Meeting). Have your proxy card in hand when you call and then follow the instructions.

If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

How may a stockholder bring any other business before the Special Meeting?

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that the only matters that may be brought before a special meeting are the matters specified in the notice of meeting, and, as such, stockholders shall not be permitted to propose business at the Special Meeting.

How may I revoke or change my vote?

If you are the record owner of your shares, and you completed and submitted a proxy card, you may revoke your proxy at any time before it is voted at the Special Meeting by:

•	submitting a new proxy card with a later date;

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•	delivering written notice to our Corporate Secretary on or before 9:00 A.M. Eastern Time on September 16, 2024 (the Special Meeting date and time), stating that you are revoking your proxy;

•	attending the Special Meeting and voting your shares in person; or

•

if you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.

Please note that attendance at the Special Meeting will not, in itself, constitute revocation of your proxy.

If you own your shares in “street name,” you may later revoke your voting instructions by informing the bank, broker or other holder of record in accordance with that entity’s procedures.

Who is paying for the costs of this proxy solicitation?

The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication.

Are there any rights of appraisal?

The Board of Directors is not proposing any action for which the laws of the State of Delaware, our Amended and Restated Certificate of Incorporation or our Bylaws provide a right of a stockholder to obtain appraisal of or payment for such stockholder’s shares.

Who will count the votes?

The inspector of election appointed for the Special Meeting will receive and tabulate the ballots and voting instruction forms. The Board has appointed American Election Services, LLC to serve as the inspector of election.

Where do I find the voting results of the Special Meeting?

The voting results will be disclosed in a Current Report on Form 8-K that we will file with the SEC within four (4) business days after the Special Meeting.

How can I obtain the Company’s corporate governance information?

Our corporate governance information is available on our website at https://ir.icoreconnect.com/sec-filings under “—Governance.” Our stockholders may also obtain written copies at no cost by writing to us at iCoreConnect Inc., 529 Crown Point Road, Suite 250, Ocoee, FL 34761; Attention: Corporate Secretary, or by calling (888) 810-7706.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information, as of July 18, 2024, regarding beneficial ownership of our common stock by:

•	each of our directors;

•	each of our named executive officers;

•	all directors and executive officers as a group; and

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our shares of common stock.

Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options that are currently exercisable or exercisable within 60 days. Each director or officer, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. Except as otherwise noted below, the address for each person or entity listed in the table is c/o iCoreConnect Inc., 529 Crown Point Road, Suite 250, Ocoee, FL 34761.

	As of July 18, 2024
	Shares beneficially owned		Percent of Class (1)
Name of Beneficial Owner
Robert McDermott (2)	3,797,642		28.56%

Muralidar Chakravarthi (3)	646,633		5.89%

David Fidanza (4)	694,612		6.30%

Archit Shah (5)	768,190		6.91%

Kevin McDermott (6)	56,025		Less than 1%

John Pasqual (7)	158,333		1.52%

Yvonne Hyland (9)	-		Less than 1%

Directors and Executive Officers as a Group (8 persons)	6,288,189	(7)	59.42%

5% or greater shareholder
Jeffrey Stellinga	1,234,365		11.33%

(1)	Based on 10,404,336 shares of common stock outstanding as of the Record Date.

(2)

Consists of: (i) 899,309 shares of common stock; (ii) 14,673 shares of common stock underlying the iCoreConnect Preferred Stock; (iii) 3,750 shares of common stock underlying warrants to purchase common stock at an exercise price of $11.50 per share, and (iv) 2,840,910 common stock options.

(3)	Consists of: (i) 64,700 shares of common stock; and (ii) 581,933 common stock options.

(4)	Consists of: (i) 77,977 shares of common stock; (ii) 36,757 shares of common stock underlying the iCoreConnect Preferred Stock; and (iii) 579,878 common stock options.

(5)	Consists of: (i) 63,368 shares of common stock; and (ii) 704,822 common stock options.

(6)

Consists of: (i) 54,275 shares of common stock; (ii) 1,000 shares of common stock underlying the iCoreConnect Preferred Stock; and (iii) 750 shares of common stock underlying warrants to purchase common stock at an exercise price of $11.50 per share.

(7)

Consists of: (i) 154,774 shares of common stock; (ii) 2,500 shares of common stock underlying the iCoreConnect Preferred Stock; and (iii) 1,875 shares of common stock underlying warrants to purchase common stock at an exercise price of $11.50 per share.

(8)	Consists of: (i) nil shares of common stock Ms. Hyland was appointed to the Board on August 7, 2024.

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PROPOSAL 1

We are asking stockholders to approve the issuance of up to 13,831,726 shares of our common stock upon the exercise of certain warrants issued on July 31, 2024 in a private placement, as contemplated by Nasdaq Listing Rules 5635(d), as described in more detail below.

Overview

On February 26, 2024, we executed securities purchase agreements (the “Purchase Agreements”) with certain institutional investors. Pursuant to the terms and conditions of the Purchase Agreements, the investors agreed to purchase from the Company unsecured convertible notes in the aggregate principal amount of up to $3,300,000 (the “Note Financing”). On April 26, 2024, we and in the investors entered into an amendment to the Purchase Agreements (the “Amendment”) and related transaction documents, pursuant to which the terms of the Note Financing were amended. The amended terms include, but are not limited to, an increase in the total amount of the notes issuable under the Financing to an aggregate principal amount of up to $8,250,000 (the “Notes”).

On July 31, 2024, we and the investors entered into a waiver agreement pursuant to which the investors agreed to waive certain events of default under the Notes related to the Company’s failure to file its Form 10-K on a timely basis and delays in registering the resale of the common stock underlying the Notes issued in February 2024. In consideration for the waiver, we issued the investors warrants to purchase an aggregate of 1,680,555 shares of our common stock (the “Warrants”).

In compliance with Nasdaq Listing Rule 5635(d), we are not able to issue any shares of common stock upon exercise of the Warrants if the issuance of such shares of common stock would exceed the aggregate number of shares of common stock which we may issue without breaching our obligations under the rules or regulations of the Nasdaq Stock Market.

Description of Warrants

Each Warrant has an initial exercise price per share equal to $0.90. The Warrants are immediately exercisable (subject to the limitations imposed by Nasdaq Listing Rule 5635(d)) and will expire on the five-year anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price. Subject to certain exemptions outlined in the Warrant, for the life of the Warrant, if we sell or issue any common stock or convertible security, at an effective price per share less than the exercise price of the Warrant then in effect (a “Dilutive Issuance”), the exercise price of the Warrant will be reduced to the price per share in the Dilutive Issuance and the number of shares issuable upon exercise of the Warrant shall be proportionally adjusted so that the aggregate exercise price of the Warrant shall remain unchanged; provided that the exercise price of the Warrants may not be lowered below $0.135 per share (the “Floor Price”).

A holder (together with its affiliates) may not exercise any portion of the Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of common stock immediately after exercise.

If at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrants.

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               Subject to approval of this proposal at the Special Meeting, we may at any time during the term of the Warrants reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors.

Purpose of the Proposal

Our common stock is listed on The Nasdaq Capital Market and trades under the ticker symbol “ICCT.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock of the issuer (the “Exchange Cap”) at a price that is less than the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”).

Although the exercise price of the Warrants exceeded the Minimum Price, since the exercise price of the Warrants may be lowered in the future upon the occurrence of a Dilutive Issuance and since the shares issuable upon exercise may be proportionately increase, we are required to get shareholder approval under Nasdaq Listing Rule 5635(d) for any issuances above the Exchange Cap.

Potential Consequences if the Proposal is Not Approved

The Board is not seeking the approval of our stockholders to authorize our entry into the Purchase Agreements or the issuance of the Warrants, as the Offering and waiver have already been completed and the Warrants have already been issued. We are only asking for approval to allow the issuance of shares of our common stock upon exercise of the Warrants in excess of the Exchange Cap.

Potential Adverse Effects of the Approval of the Proposal

If this Proposal No. 1 is approved, existing stockholders will suffer dilution in their ownership interests in the future as a result of the potential issuance of shares of common stock upon exercise of the Warrants. Assuming we complete Dilutive Issuances in the future that reduce the exercise price of the Warrants to the Floor Price, the maximum number of shares of common stock potentially issuable upon exercise of the Warrants will be 11,203,700 shares of common stock. The issuance of such a large number of shares would dilute your ownership interest in our company. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our common stock.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve Proposal 1. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal.  The Board recommends that stockholders vote FOR Proposal 1.

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PROPOSAL 2

Background and Overview

On May 8, 2024, we executed a securities purchase agreement (the “May Purchase Agreement”) with an institutional investor, pursuant to which the investor agreed to purchase from us an unsecured convertible note (the “May Note”) in the aggregate principal amount of $304,700, in exchange for aggregate gross proceeds of $277,000, representing an original issue discount of 10%.

Description of the May Note; Waiver Agreement

The May Note matures 12 months from its issuance date (the “Maturity Date”), unless earlier converted. Commencing on the six-month anniversary of the issue date, we will be required to make monthly amortization payments pursuant to the May Note of approximately 1/6th of the principal amount of the Note per month (the “Amortization Payments”). The May Note is our unsecured obligation and equal in right of payment with all of our other indebtedness and other indebtedness of any of our subsidiaries. The May Note was issued with an original issue discount of 10.0% per annum, and will not accrue additional interest during the term; provided that the interest rate of the May Note will automatically increase to 16% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default.

The May Note provided that we would repay the May Note early if we received proceeds from certain types of financing prior to the Maturity Date (the “Repayment Obligation”). Originally, the holder of the May Note was permitted to convert all, or any part, of the outstanding May Note, at any time at such holder’s option, into shares of our common stock at an initial “Conversion Price” of $1.416 per share, subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. With limited exceptions, if at any time while a May Note is outstanding, we issue any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise), at an effective price per share less than the Conversion Price (a “Dilutive Issuance”) then the Conversion Price shall be reduced to the same price as the new investment.

If we fail to make any Amortization Payments when due, then each holder of a May Note may elect to convert all or any portion of such holder’s May Note at a conversion price equal to the lesser of (i) the Conversion Price, and (ii) 90% of the lowest VWAP of the common stock during the five (5) consecutive trading days immediately prior to such conversion.

On August 13, 2024, we and the investor entered into a waiver agreement pursuant to which the investor agreed to waive certain events of default under the May Note related to the Company’s failure to comply with the Repayment Obligations. In consideration for the waiver, we lowered the Conversion Price to equal the lesser of (i) $0.80 or (ii) the Market Price. “Market Price” means 90% of the lowest volume-weighted average price on any trading day during the five trading days prior to the respective conversion date; provided that the Market Price may not be below $0.135, subject to adjustment for stock splits, dividends or similar events. We also agreed to register the resale of the shares of common stock underlying the May Note and to submit this proposal for shareholder approval.

Shareholder Approval Requirement

In compliance with Nasdaq Listing Rule 5635(d), we agreed not to issue any shares of common stock underlying the May Notes if the issuance of such shares of common stock would exceed the aggregate number of shares of common stock which the Company may issue upon conversion of the May Notes without breaching the Company’s obligations under the rules or regulations of the Nasdaq Stock Market. We agreed to hold a stockholder meeting seeking stockholder approval (the “Shareholder Approval”) of the issuance of all of the common stock underlying the May Notes in compliance with the rules and regulations of the Nasdaq Stock Market. This Proposal 2 is being proposed to satisfy this obligation.

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Purpose of the Proposal

Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock of the issuer at a price that is less than the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”).

Although the Conversion Price of the May Note exceeded the Minimum Price when issued, since we lowered the Conversion Price and since the new Conversion Price allows for a variable rate of conversion depending on the market price of our common stock on the conversion date, we are required to get shareholder approval under Nasdaq Listing Rule 5635(d) for any issuances.

Dilutive Effect of Approval of this Proposal

Potential Dilutive Effect of the May Notes

The aggregate principal amount of the May Note is $304,700. Below is a table summarizing the number of shares of common stock that are potentially issuable upon conversion of the May Note at various assumed conversion prices. As the Conversion Price described above is based on the price of our common stock at the time of conversion, and since the Conversion Price may also be adjusted if we make a Dilutive Issuance as described above or if we voluntarily reduce such Conversion Price, the actual Conversion Price may be less than the assumed prices set forth in the table, which would proportionally increase the number of shares of common stock issuable upon conversion of the May Note.

Conversion Price	$0.80	$0.50	$0.25	$0.135
Number of shares of common stock issuable upon conversion	441,649	706,637	1,413,274	2,617,174

Consequences of Not Approving this Proposal

Repayment of the May Notes in Cash

If this Proposal 2 is not approved, the holder of the May Note will be unable to convert such notes into our common stock due the limitations set forth by Nasdaq Listing Rule 5635(d). To the extent any portions of the May Note may not be converted into shares of our common stock due to the limitations in Nasdaq Listing Rule 5635(d), we will be required, upon the date that any Amortization Payments are due and at maturity, to repay the May Note in cash. Repayment of the May Note in cash would divert resources away from funding our business operations, which could negatively impact our prospects, financial condition and results of operations.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve Proposal 2. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal. The Board recommends that stockholders vote FOR Proposal 2.

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PROPOSAL 3

Background and Overview

On August 16, 2024, we executed a Strata Purchase Agreement with Clearthink Capital Partners, LLC (“Clearthink”) (the “Strata Agreement”).

Description of the Strata Agreement

Pursuant to the Strata Agreement, Clearthink has committed to purchase up to $5.0 million (the “Commitment Amount”) of our common stock, at our direction from time to time, subject to the satisfaction of the conditions in the Strata Agreement.

Such sales of common stock, if any, will be subject to certain limitations, and may occur from time to time at our sole discretion over the approximately 24-month period commencing on the date that a registration statement (the “Registration Statement”) covering the resale by Clearthink of the shares of common stock purchased from us (which we have agreed to file) is declared effective by the U.S. Securities and Exchange Commission (the “SEC”) and remains effective, and the other conditions set forth in the Strata Agreement are satisfied.

Clearthink has no right to require us to sell any shares of common stock to Clearthink, but Clearthink is obligated to make purchases at our direction subject to certain conditions. There is no upper limit on the price per share that Clearthink could be obligated to pay for the common stock under the Strata Agreement.

Actual sales of shares of common stock to Clearthink from time to time will depend on a variety of factors, including, among others, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for us and our operations. The net proceeds that we may receive under the Strata Agreement cannot be determined at this time, since it will depend on the frequency and prices at which we sell shares of our common stock to Clearthink, our ability to meet the conditions of the Strata Agreement and the other limitations, terms and conditions of the Strata Agreement. The Company expects that any proceeds received by the Company from such sales to Clearthink will be used for working capital and general corporate purposes.

Under the applicable rules of Nasdaq and the Strata Agreement, we will not sell or issue to Clearthink shares of our common stock, other than the Commitment Fee Shares, in excess of 19.99% of our shares of common stock outstanding as of the date of the Strata Agreement (the “Exchange Cap”), unless we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap.

The Strata Agreement also prohibits us from directing Clearthink to purchase any shares of Common Stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Clearthink and its affiliates as a result of purchases under the Strata Agreement, would result in Clearthink and its affiliates having beneficial ownership of more than the 9.99% of our then outstanding common stock.

We may direct Clearthink to purchase amounts of our common stock under the Strata Agreement that we specify from time to time in a written notice (a “Request Notice”) delivered to Clearthink on any trading day up to the Commitment Amount. The maximum amount that we may specify in any one Request Notice is equal to the lesser of $1,000,000 or 500% of the average number of shares traded for the 10 trading days prior to the date of the Request Notice.

The purchase price of the shares of common stock will be equal shall equal 80% of the average of the two lowest daily volume-weighted average prices if our common stock is traded under $0.25 per share and 85% of the average of the two lowest daily volume-weighted average prices if our common stock is traded between $0.26 to $0.50 and 88% of the average of the two lowest daily volume-weighted average prices if our common stock is traded between $0.51 - $0.99 and 90% of the average of the two lowest daily volume-weighted average prices if our common stock is traded over $1.00 during the five trading days preceding the purchase date.

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Unless earlier terminated as provided in the Strata Agreement, the Strata Agreement will terminate automatically on the earliest to occur of: (i) the 24-month anniversary of the date of the Registration Statement becoming effective; and (ii) the date on which Clearthink shall have purchased shares of common stock under the Strata Agreement for an aggregate gross purchase price equal to Commitment Amount under the Strata Agreement. We have the right to terminate the Strata Agreement at any time, at no cost or penalty, upon one trading days prior written notice to Clearthink.

As consideration for Clearthink’s irrevocable commitment to purchase common stock upon the terms of and subject to satisfaction of the conditions set forth in the Strata Agreement, upon execution of the Strata Agreement, we agreed to issue a total of 300,000 shares of common stock (the “Commitment Fee Shares”).

Shareholder Approval Requirement

Strata Agreement. In compliance with Nasdaq Listing Rule 5635(d), we agreed not to issue any shares of common stock pursuant to the Strata Agreement until we received shareholder approval of this Proposal 3 since the issuance of such shares of common stock will be below the Minimum Price (described below).

Purpose of the Proposal

Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock of the issuer at a price that is less than the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”).

As the issuances under the Strata Agreement may be at prices less than the Minimum Price and in amounts that exceed the limitations set by Nasdaq Listing Rule 5635(d), we are required to get shareholder approval under Nasdaq Listing Rule 5635(d) for any issuances.

Dilutive Effect of Approval of this Proposal

Potential Dilutive Effect of the Strata Agreement

All of the shares of our common stock that may be issued or sold by us to Clearthink under the Strata Agreement will be freely tradable at the time of issuance. The sale by Clearthink of a significant amount of our common stock at any given time could cause the market price of our common stock to decline and to be highly volatile.

Issuances of our common stock will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Clearthink. If and when we do sell our common stock to Clearthink, after Clearthink has acquired those shares, Clearthink may resell all, some or none of such shares at any time or from time to time in its discretion. Therefore, issuances to Strata by us under the Strata Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares of our common stock to Clearthink under the Strata Agreement, or if investors expect that we will do so, the actual sales of our common stock or the mere existence of our arrangement with Clearthink may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our common stock to Clearthink and the Strata Agreement may be terminated by us at any time at our discretion.

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The following table sets forth the amount of gross proceeds we would receive from Clearthink from our sale of shares of our common stock to Clearthink under the Strata Agreement at varying purchase prices:

Assumed purchase price per share (1)	Number of shares of Common Stock to be Issued if Full Purchase (2)	Percentage of Outstanding Common Stock After Giving Effect to the Issuance to Clearthink (3)	Proceeds from the Sale of Common Stock to Arena Under the Purchase Agreement
$0.10	50,000,000	480.57%	$4,000,000
$0.25	20,000,000	192.23%	$4,000,000
$0.50	10,000,000	96.11%	$4,400,000
$0.75	6,666,666	64.08%	$4,400,000
$1.00	5,000,000	48.06%	$4,500,000
$2.00	2,500,000	24.03%	$4,500,000

(1) For the avoidance of any doubt, this price would reflect the purchase price after calculation (i.e., after discounts to the market price of our shares) in accordance with the terms of the Strata Agreement as discussed above.

(2) We have included in this column all of the shares of our common stock that may be issued under Strata Agreement, without regard for the beneficial ownership cap of 9.99%. In addition, we have not allocated any shares in this column to the Commitment Fee Shares.

(3) The denominator is based on 10,404,336 shares of our common stock outstanding as of July 16, 2024, adjusted to include the issuance of the number of common stock set forth in the adjacent column which we would have issued to Clearthink based on the applicable assumed purchase price per share.

Consequences of Not Approving this Proposal

Repayment of the May Notes in Cash

If this Proposal 3 is not approved, we will not be able to utilize the Strata Agreement to raise financing for our operations.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve Proposal 3. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal. The Board recommends that stockholders vote FOR Proposal 3.

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PROPOSAL 4

Background and Overview

On August 13, 2024, with an effective date of August 1, 2024 we entered into exchange agreements and convertible promissory notes (the “Exchange Notes”) with five note holders whose debt matured after July 31, 2024 totaling $2,040,142.80 inclusive of all unamortized original issue discounts, accrued interest and outstanding principal. Pursuant to the exchange agreements, we issued the Exchange Notes which extended the term of the original debt to August 1, 2027 and provided for a conversion price of $0.80 with a mandatory conversion if our common stock price is at $1.04 or above subject to there being at least 75,000 daily share trading volume over five consecutive days. The Exchange Notes carry an interest rate of 12% per annum with all interest and principal due at maturity. The Exchange Notes are subordinated to our senior secured lenders.

On August 13, 2024, with an effective date of August 1, 2024 we entered into securities purchase agreements along with four convertible promissory note holders whose debt had matured as of July 31, 2024 totaling $527,993.35 inclusive of all unamortized original issue discounts, accrued interest and outstanding principal. The parties entered into new convertible promissory notes (the “2027 Notes”) with a maturity date of August 1, 2027. The 2027 Notes are convertible at $0.80 with a mandatory conversion if our common stock price is at $1.04 or above subject to there being at least 75,000 daily share trading volume over five consecutive days. The 2027 Notes carry an interest rate of 12% per annum with all interest and principal due at maturity. The 2027 Notes are subordinated to our senior secured lenders.

On August 13, 2024, with an effective date of August 1, 2024 we entered into securities purchase agreements along with two convertible promissory note holders whose debt had matured as of July 31, 2024 totaling $912,695.94 inclusive of all unamortized original issue discounts, accrued interest and outstanding principal. The parties entered into new convertible promissory notes (the “2025 Notes”) with a maturity date of August 1, 2025. The 2025 Notes are convertible at $0.53 with a mandatory conversion if our stock price is at $0.69 or above subject to there being at least 75,000 daily share trading volume over five consecutive days. The 2025 Notes carry an interest rate of 12% per annum with all interest and principal due at maturity. The 2025 Notes are subordinated to our senior secured lenders.

Except as set forth above with respect to the maturity date and initial conversion price of the 2025 Notes, the terms of the Exchange Notes, 2027 Notes and 2025 Notes (collectively, the “New Notes”) are substantially the same. The New Notes all provide that the holders ability exercise their conversion rights are subject to the approval of this Proposal 4 by our shareholders.

Shareholder Approval Requirement

In compliance with Nasdaq Listing Rule 5635(d), we agreed not to issue any shares of common stock underlying the New Notes until this Proposal 4 was approved. We agreed to hold a stockholder meeting seeking stockholder approval (the “Shareholder Approval”) of the issuance of all of the common stock underlying the New Notes in compliance with the rules and regulations of the Nasdaq Stock Market. This Proposal 4 is being proposed to satisfy this obligation.

Purpose of the Proposal

Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock of the issuer at a price that is less than the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”).

Although the conversion price of the New Notes exceeded the Minimum Price when issued, since the Minimum Price at the time the original notes were issued was higher than the conversion price of the New Notes and since a portion of those original notes were issued within six months of the date of issuance of the New Notes, the application of Nasdaq Listing Rule 5635(d) to the New Notes may have resulted in the New Notes requiring approval pursuant to such listing rule prior to any conversions thereunder.

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Dilutive Effect of Approval of this Proposal

Potential Dilutive Effect of the New Notes

The aggregate principal and interest amounts of the New Notes is $4,732,787.02, and the maximum number of shares that may be issued upon the full exercise of all of the New Notes is 6,706,224 shares of common stock. The issuance of such a large number of shares would dilute your ownership interest in our company. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our common stock.

Consequences of Not Approving this Proposal

Repayment of the New Notes in Cash

If this Proposal 4 is not approved, the holder of the New Notes will be unable to convert such notes into our common stock due the limitations set forth by Nasdaq Listing Rule 5635(d). To the extent any portions of the New Notes may not be converted into shares of our common stock due to the limitations in Nasdaq Listing Rule 5635(d), we will be required to repay the New Notes in cash. Repayment of the New Notes in cash would divert resources away from funding our business operations, which could negatively impact our prospects, financial condition and results of operations.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve Proposal 4. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal. The Board recommends that stockholders vote FOR Proposal 4.

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PROPOSAL 5

Overview

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposals 1-4, one or more of our proxy holders may move to adjourn the Special Meeting at that time in order to enable our Board to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize one or more of our proxy holders to adjourn the Special Meeting to another time and place, if necessary, to solicit additional proxies in the event that there are not sufficient votes to approve Proposals 1-4. If our stockholders approve this proposal, one or more of our proxy holders can adjourn the Special Meeting and any adjourned session of the Special Meeting to allow for additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposals 1-4, we could adjourn the Special Meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposals.

If it is necessary to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the voting power of the common stock present in person, present by means of remote communication, or represented by proxy at the meeting and entitled to vote on such matter is necessary to approve Proposal 5. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal. The Board recommends that stockholders vote FOR Proposal 5.

OTHER BUSINESS

As of the date of this Proxy Statement, management does not know of any other matters that will be brought before the Special Meeting requiring action of the shareholders. However, if any other matters requiring the vote of the shareholders properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the discretion of management. The persons designated as proxies will also have the right to approve any and all adjournments of the Special Meeting for any reason.

SHAREHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks and other nominees) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of the Proxy Statement and other proxy materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

Under applicable law, if you consented or were deemed to have consented, your broker, bank or other intermediary may send only one copy of the Proxy Statement and other proxy materials to your address for all residents that own shares of the Company’s common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other intermediary. If you are receiving multiple copies of the Proxy Statement and other proxy materials, you may be able to request householding by contacting your broker, bank or other intermediary. Upon written or oral request, we will promptly deliver a separate set of the Proxy Statement or other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. If you wish to request copies free of charge of the Proxy Statement or other proxy materials, please send your request to Investor Relations, iCoreConnect Inc., 529 Crown Point Road, Suite 250, Ocoee, FL 34761; Attention: Corporate Secretary, or by calling (888) 810-7706.

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Whether or not you expect to be present at the Special Meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you are a stockholder of record and attend the Special Meeting and wish to vote in person, you may withdraw your proxy at any time prior to the vote.

By Order of the Board of Directors ICORECONNECT, INC.

/s/ Robert P. McDermott
Robert P. McDermott
Chairman of the Board and Chief Executive Officer

Ocoee, Florida

September 5, 2024

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